Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS Q1 RESULTS

COMPARABLE SALES INCREASE 10.3%

STORE COMPS UP 10%, ECOMMERCE DIRECT COMPS UP 45%

EARNINGS PER SHARE OF $1.26 INCREASE 37%

Columbus, Ohio - May 29, 2020 - Big Lots, Inc. (NYSE: BIG) today reported net income of $49.3 million, or $1.26 per diluted share, for the first quarter of fiscal 2020 ended May 2, 2020. This result compares to adjusted net income of $37.0 million, or $0.92 per diluted share (non-GAAP), for the first quarter of fiscal 2019. As a reminder, on March 30, 2020 the company withdrew its previously communicated guidance for fiscal 2020 as a result of the uncertainty stemming from the COVID-19 pandemic.

Net sales for the first quarter of fiscal 2020 totaled $1,439 million, an 11.1% increase compared to $1,296 million for the same period last year, with the growth resulting from a 10.3% increase in comparable sales and sales growth from new and relocated non-comp stores.

Commenting on today’s announcement, Bruce Thorn, President and CEO of Big Lots stated, “I am very proud of our team over the past quarter. We’ve grown as an organization through these unprecedented times, and it has been amazing to see the team step up our game. Most importantly, our primary focus has been on maintaining a safe and healthy environment for our associates and customers. In turn, that has enabled us to keep our store and ecommerce operations open, and continue serving both our loyal existing customers and many new ones. Our strong financial results are the outcome of those efforts, and I want to give a big and special thanks to all of our associates, and particularly to our associates working in our stores and distribution centers.”

Mr. Thorn continued, “Looking forward, we are off to a strong start in the second quarter, and believe we are well positioned to navigate through the ongoing COVID-19 crisis, with strong alignment between our assortment and current customer demand. Equally, we are very focused on ensuring sustainable improvements in our business beyond the crisis. We are applying the learnings of the last few months and continue to roll out our Operation North Star strategies to support our positioning as a go-to neighborhood discount retailer.”

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, OH 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-8322
E-mail: aschmidt@biglots.com

	Earnings per diluted share

	Q1 2020	Q1 2019

Earnings per diluted share	$1.26	$0.39

Impact of costs associated with early implementation phases of our strategic business transformation review (1)	—	$0.39

Impact of legal settlement loss contingencies (1)	—	$0.14

Earnings per diluted share - adjusted basis	$1.26	$0.92

(1) Non-GAAP detailed reconciliation provided in our statements below.

Inventory and Cash Management

Inventory ended the first quarter of fiscal 2020 at $807 million compared to $927 million for the same period last year with the 13% decrease resulting from strong sales results in most merchandise categories in the quarter.

The company ended the first quarter of fiscal 2020 with $312 million of Cash and Cash Equivalents and $437 million of long-term debt, representing a significant improvement in net debt compared to the end of the first quarter of fiscal 2019 when the company had $64 million of Cash and Cash Equivalents and $470 million of long-term debt. During the quarter, out of an abundance of caution, the company chose to draw down additional amounts on its revolving credit facility to provide protection against the unknown potential impacts of the crisis.

Dividend

As announced in a separate press release today, on May 28, 2020, the Board of Directors declared a quarterly cash dividend of $0.30 per common share. This dividend payment of approximately $12 million will be payable on June 26, 2020, to shareholders of record as of the close of business on June 12, 2020.

Company Outlook

As of March 30, 2020, the company withdrew its full year guidance for fiscal 2020. At this point, the company does not believe it has sufficient visibility to reinstate full year guidance.

For the second quarter to date, comparable sales are up strongly, reflecting a continuation of the acceleration in business that began in mid-April. The company expects comp trends to moderate over the balance of the quarter due to a number of factors, including competitors and other retailers reopening, the planned cancellation of the July Friends and Family event, potential inventory constraints in certain categories, and the abatement of stimulus-driven demand.

Assuming comparable sales for the second quarter increased in line with the first quarter, the company would expect diluted EPS to be in the range of $0.65 to $0.80. This outlook incorporates anticipated pre-tax expenses related to COVID-19 of approximately $18 million. It further incorporates an approximate $7 million adverse pre-tax impact from the expected closing of the sale and leaseback transaction for the four owned distribution centers, but excludes the expected gain on sale from the transaction. Based on quarter to date sales, the company believes the foregoing comparable sales assumption is conservative.

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, OH 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-8322
E-mail: aschmidt@biglots.com

Notwithsanding the prior commentary, given the highly fluid environment and uncertain outlook on consumer behavior, the company believes the range of outcomes is wider than in a normal quarter.

Conference Call/Webcast
The company will host a conference call today at 8:00 a.m. to discuss the financial results for the first quarter of fiscal 2020. A webcast of the conference call is available through the Investor Relations section of the company’s website http://www.biglots.com. An archive of the call will be available through the Investor Relations section of the company’s website after 12:00 p.m. today and will remain available through midnight on Friday, June 12, 2020. A replay of this call will also be available beginning today at 12:00 p.m. through June 12 by dialing 1.877.660.6853 (Toll Free) or 1.201.612.7415 (Toll) and entering Replay Conference ID 13703921. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a discount retailer operating 1,404 BIG LOTS stores in 47 states with product assortments in the merchandise categories of Furniture, Seasonal, Soft Home, Food, Consumables, Hard Home, and Electronics, Toys & Accessories. The company’s mission is to help people Live BIG and Save Lots. The company strives to be the BIG difference for a better life by delivering unmatched value to customers through surprise and delight, being a “best places to work” culture for associates, rewarding shareholders with consistent growth and top tier returns, and doing good in communities as the company does well. For more information about the company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although the company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that the company makes herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, the inability to successfully execute strategic initiatives, competitive pressures, economic pressures on customers and the company, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, OH 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-8322
E-mail: aschmidt@biglots.com

information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in public announcements and SEC filings.

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, OH 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-8322
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	MAY 2	MAY 4
	2020	2019
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$311,872	$63,572
Inventories	806,559	926,988
Other current assets	75,978	78,532
Total current assets	1,194,409	1,069,092

Operating lease right-of-use assets	1,206,133	1,156,656

Property and equipment - net	849,857	735,957

Deferred income taxes	6,161	15,418
Other assets	65,226	68,522
	$3,321,786	$3,045,645

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$275,461	$314,639
Current operating lease liabilities	207,899	236,016
Property, payroll and other taxes	96,248	84,016
Accrued operating expenses	138,212	144,058
Insurance reserves	35,572	37,492
Accrued salaries and wages	34,622	32,697
Income taxes payable	16,903	6,551
Total current liabilities	804,917	855,469

Long-term debt	436,684	470,400

Noncurrent operating lease liabilities	1,046,711	960,754
Deferred income taxes	41,171	0
Insurance reserves	56,759	53,018
Unrecognized tax benefits	10,279	14,002
Other liabilities	41,332	43,671

Shareholders' equity	883,933	648,331
	$3,321,786	$3,045,645

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	MAY 2, 2020		MAY 4, 2019
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,439,149	100.0	$1,295,796	100.0
Gross margin	570,756	39.7	519,047	40.1
Selling and administrative expenses	458,631	31.9	460,605	35.5
Depreciation expense	37,690	2.6	32,797	2.5
Operating profit	74,435	5.2	25,645	2.0
Interest expense	(3,322)	(0.2)	(3,733)	(0.3)
Other income (expense)	(3,317)	(0.2)	910	0.1
Income before income taxes	67,796	4.7	22,822	1.8
Income tax expense	18,473	1.3	7,282	0.6
Net income	$49,323	3.4	$15,540	1.2

Earnings per common share
Basic	$1.26		$0.39
Diluted	$1.26		$0.39

Weighted average common shares outstanding
Basic	39,129		39,922
Dilutive effect of share-based awards	111		80
Diluted	39,240		40,002

Cash dividends declared per common share	$0.30		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	MAY 2, 2020	MAY 4, 2019
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$146,121	$57,435

Net cash used in investing activities	(28,913)	(76,766)

Net cash provided by financing activities	141,943	36,869

Increase in cash and cash equivalents	259,151	17,538
Cash and cash equivalents:
Beginning of period	52,721	46,034
End of period	$311,872	$63,572

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: gross margin, gross margin rate, selling and administrative expenses, selling and administrative expense rate, gain on sale of distribution center, gain on sale of distribution center rate, operating profit, operating profit rate, income tax expense, effective income tax rate, net income, and diluted earnings per share for the first quarter of 2019, the second quarter of 2019, and the full year 2019 (GAAP financial measures) to adjusted gross margin, adjusted gross margin rate, adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution center, adjusted gain on sale of distribution center rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share (non-GAAP financial measures).

First quarter of 2019 - Thirteen weeks ended May 4, 2019

	As Reported	Impact to exclude department exit inventory impairment	Impact to exclude transformational restructuring costs	Adjustment to exclude legal settlement loss contingencies	As Adjusted (non-GAAP)
Gross margin	$519,047	$6,050	$—	$—	$525,097
Gross margin rate	40.1%	0.5%	—	—	40.5%
Selling and administrative expenses	460,605	—	(15,333)	(7,250)	438,022
Selling and administrative expense rate	35.5%	—	(1.2%)	(0.6%)	33.8%
Operating profit	25,645	6,050	15,333	7,250	54,278
Operating profit rate	2.0%	0.5%	1.2%	0.6%	4.2%
Income tax expense	7,282	1,553	3,935	1,696	14,466
Effective income tax rate	31.9%	(0.8%)	(1.6%)	(1.4%)	28.1%
Net income	15,540	4,497	11,398	5,554	36,989
Diluted earnings per share	$0.39	$0.11	$0.28	$0.14	$0.92

The above adjusted gross margin, adjusted gross margin rate, adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) (1) an inventory impairment amount of $6,050 ($4,497, net of tax) as a result of a merchandise department exit; (2) the costs associated with a transformational restructuring initiative of $15,333 ($11,398, net of tax); and (3) a pretax charge related to estimated legal settlement of employee class actions of $7,250 ($5,554, net of tax).

Second quarter of 2019 - Thirteen weeks ended August 3, 2019

	As Reported	Impact to exclude transformational restructuring costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$455,026	$(19,452)	$435,574
Selling and administrative expense rate	36.3%	(1.6%)	34.8%
Operating profit	13,181	19,452	32,633
Operating profit rate	1.1%	1.6%	2.6%
Income tax expense	1,649	4,993	6,642
Effective income tax rate	21.1%	3.2%	24.3%
Net income	6,178	14,459	20,637
Diluted earnings per share	$0.16	$0.37	$0.53

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP the costs associated with a transformational restructuring initiative of $19,452 ($14,459, net of tax).

Full Year 2019 - Fifty-two weeks ended February 1, 2020

	As Reported	Impact to exclude department exit inventory impairment	Impact to exclude transformational restructuring costs	Adjustment to exclude legal settlement loss contingencies	Adjustment to exclude gain on sale of distribution center	As Adjusted (non-GAAP)
Gross margin	$2,114,682	$6,050	$—	$—	$—	$2,120,732
Gross margin rate	39.7%	0.1%	—	—	—	39.8%
Selling and administrative expenses	1,823,409	—	(38,338)	(7,250)	—	1,777,821
Selling and administrative expense rate	34.3%	—	(0.7%)	(0.1%)	—	33.4%
Gain on sale of distribution center	(178,534)	—	—	—	178,534	—
Gain on sale of distribution center rate	(3.4%)	—	—	—	3.4%	—
Operating profit	334,826	6,050	38,338	7,250	(178,534)	207,930
Operating profit rate	6.3%	0.1%	0.7%	0.1%	(3.4%)	3.9%
Income tax expense	75,084	1,553	9,836	1,696	(41,930)	46,239
Effective income tax rate	23.6%	0.0%	0.1%	(0.0%)	0.6%	24.3%
Net income	242,464	4,497	28,502	5,554	(136,604)	144,413
Diluted earnings per share	$6.16	$0.11	$0.72	$0.14	$(3.47)	$3.67

The above adjusted gross margin, adjusted gross margin rate, adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution center, adjusted gain on sale of distribution center rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) an inventory impairment amount of $6,050 ($4,497, net of tax) as a result of a merchandise department exit; (2) the costs associated with a transformational restructuring initiative of $38,338 ($28,502, net of tax); (3) a pretax charge related to estimated legal settlement of employee class actions of $7,250 ($5,554, net of tax); and (4) a gain resulting from the sale of our Rancho Cucamonga, California distribution center of $178,534 ($136,604, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.